   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 1996


                                                    REGISTRATION NO. 333-19125
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                                PRE-EFFECTIVE
                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                                  VAXCEL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                            2830                      58-2027283
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)     IDENTIFICATION NO.)

                             154 TECHNOLOGY PARKWAY
                            NORCROSS, GEORGIA 30092
                                 (770) 453-0195
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               PAUL J. WILSON III
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  VAXCEL, INC.
                             154 TECHNOLOGY PARKWAY
                            NORCROSS, GEORGIA 30092
                                 (770) 453-0195
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ------------------

                                with copies to:

GEORGE M. MAXWELL, JR.              MARTYN D. GREENACRE                         DEBRA J. POUL
     ALSTON & BIRD         CHAIRMAN AND CHIEF EXECUTIVE OFFICER          MORGAN, LEWIS & BOCKIUS LLP
  ONE ATLANTIC CENTER                  ZYNAXIS, INC.                        2000 ONE LOGAN SQUARE
  1201 WEST PEACHTREE              371 PHOENIXVILLE PIKE            PHILADELPHIA, PENNSYLVANIA 19103-6993
        STREET                  MALVERN, PENNSYLVANIA 19355                     (215) 963-5280
   ATLANTA, GEORGIA                   (610) 889-2202
      30309-3424
    (404) 881-7570

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
    As soon as practicable after the merger (the "Merger") described in this
                   Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                               ------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), SHALL DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

This amendment to Part II of Vaxcel, Inc.'s Registration Statement on Form S-4, Registration Statement No. 333-19125 (the "Registration Statement") is being filed in connection with the filing of Exhibit 10.4 to the Registration Statement and a request for the confidentiality of certain portions thereof.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

ARTICLE VI OF THE CERTIFICATE OF INCORPORATION OF THE REGISTRANT PROVIDES:

     SECTION 6.1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal (hereinafter a "proceeding"), by reason of the fact:

          (a) that he or she, or a person of whom he or she is the legal representative, is or was a director or Board-elected officer of the Corporation, or

          (b) that he or she, being at the time a director or Board-elected officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), whether either in case (a) or in case (b) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such other enterprise, or (y) in any other capacity related to the Corporation or such other enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (or any successor provision or provisions) as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including without limitation attorneys' fees and expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person in connection therewith. The persons indemnified by this Article VI are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, trustee, officer, employee or agent of such other enterprise; and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Notwithstanding the foregoing, except as may be provided in the Bylaws or by the Board of Directors, the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee (but this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought by the indemnitee in any proceeding) unless such proceeding (or portion thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article VI: (i) shall be a contract right; (ii) shall not be affected adversely as to any indemnitee by any amendment of this Certificate of Incorporation with respect to any alleged action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and the Bylaws, include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition.

     SECTION 6.2. RELATIONSHIP TO OTHER RIGHTS AND PROVISIONS CONCERNING INDEMNIFICATION. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The Bylaws may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article VI.

     SECTION 6.3. OTHER OFFICERS, EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any other officer, employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee or agent of another enterprise) or to any person who is or was a director, officer, employee or agent of any of the Corporation's affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, trustee, officer, employee or agent of another enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article VI in cases of the indemnification and advancement of expenses of directors and Board-elected officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors. If so indemnified, such persons shall be included in the term "indemnitee" or "indemnitees" as used in this Article VI and in the Bylaws of the Corporation.

ARTICLE VII OF THE BYLAWS OF REGISTRANT PROVIDES:

     SECTION 7.01.  INDEMNIFICATION PROVISIONS IN CERTIFICATE OF
INCORPORATION.  The provisions of this Article VII are intended to supplement
Article VI of the Certificate of Incorporation pursuant to Sections 6.2 and 6.3 thereof. To the extent that this Article VII contains any provisions inconsistent with said Article VI, the provisions of the Certificate of Incorporation shall govern. Terms defined in such Article VI shall have the same meaning in this Article VII.

     SECTION 7.02. INDEMNIFICATION OF OTHERS. The Corporation may indemnify and advance expenses to its other officers, employees and agents to the same extent as to its directors and Board-elected officers, as set forth in the Certificate of Incorporation and in this Article VII of the Bylaws of the Corporation, and, if so indemnified, such persons shall be included in the term "indemnitee" or "indemnitees" as used in this Article VII of the Bylaws.

     SECTION 7.03. UNDERTAKINGS FOR ADVANCES OF EXPENSES. If and to the extent the Delaware General Corporation Law requires, an advancement by the Corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of Section 6.1 of the Certificate of Incorporation (hereinafter an "advancement of expenses") shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under Article VI of the Certificate of Incorporation or otherwise.

     SECTION 7.04. CLAIMS FOR INDEMNIFICATION. If a claim for indemnification under Section 6.1 of the Certificate of Incorporation is not paid in full by the Corporation within 60 days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in Section 145 of the Delaware General Corporation Law (or any successor provision or provisions). Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in
Section 145 of the Delaware General Corporation Law (or any successor provision or provisions), nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under Article VI of the Certificate of Incorporation or this Article VII or otherwise, shall be on the Corporation.

     SECTION 7.05. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     SECTION 7.06. SEVERABILITY. In the event that any of the provisions of this Article VII (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

     Section 145 of the Delaware General Corporation law empowers Vaxcel to indemnify its officers and directors under certain circumstances. The pertinent provisions of that statute read as follows:

          "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          "(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          "(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          "(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the shareholders.

          "(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          "(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          "(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          "(h) For purposes of this section, references to 'the corporation' shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          "(i) For purposes of this section, references to 'other enterprises' shall include employee benefit plans; references to 'fines' shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to 'serving at the request of the corporation' shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner 'not opposed to the best interests of the corporation' as referred to in this section.

          "(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          "(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

     As permitted by applicable statutes, the Registrant has purchased a standard directors' and officers' liability policy that will, subject to certain limitations, indemnify the Registrant and its officers and directors for damages they become legally obligated to pay as a result of any negligent act, error, or omission committed by directors or officers while acting in their capacities as such.

     The indemnification provisions in the Bylaws may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act.

ITEM 21.  EXHIBITS.

     The following exhibits are filed herein:


EXHIBIT NO.                                          DESCRIPTION
-----------       ---------------------------------------------------------------------------------
    *2.1       -- Agreement and Plan of Merger, dated as of December 6, 1996, by and among CytRx
                  Corporation, Vaxcel, Inc., Vaxcel Merger Subsidiary, Inc., and Zynaxis, Inc.
                  (included as Appendix A to the Proxy Statement/Prospectus included in this
                  Registration Statement)
    *3.1       -- Amended and Restated Certificate of Incorporation of Vaxcel, Inc.
    *3.2       -- Bylaws of Vaxcel, Inc.
    *4.1       -- Warrant to purchase shares of common stock of Vaxcel, Inc., to be issued to certain shareholders of Zynaxis, Inc. (included as Appendix H in the Proxy
                  Statement/Prospectus included in this Registration Statement)
    *4.2       -- Warrant to purchase shares of the common stock of Vaxcel, Inc., to be issued to
                  CytRx Corporation (included as Appendix I to the Proxy Statement/Prospectus included in this Registration Statement)
    *5.1       -- Form of opinion of Alston & Bird as to the legality of the shares of the common stock of Vaxcel, Inc. being issued
    *8.1       -- Form of opinion of Alston & Bird regarding certain tax matters
   *10.1       -- Agreement of Sublease dated January 18, 1996 by and between Vaxcel, Inc. and
                  SeaLite Sciences, Inc.
   *10.2       -- Amendment to Sublease dated October 15, 1996 by and between Vaxcel, Inc. and
                  SeaLite Sciences, Inc.
   *10.3       -- Amended and Restated License Agreement (OPTIVAX(R)) dated October 10, 1996 by and between Vaxcel, Inc. and CytRx Corporation
    10.4       -- Amended and Restated Supply Agreement dated October 10, 1996 by and between
                  Vaxcel, Inc. and CytRx Corporation
   *10.5       -- Employment Agreement dated August 16, 1993 by and between Vaxcel, Inc. and Paul
                  J. Wilson
   *10.6       -- Amendment No. 1 to Employment Agreement dated March 6, 1994 by and between
                  Vaxcel, Inc. and Paul J. Wilson
   *10.7       -- Form of amendment No. 1 to Non-Qualified Stock Option Agreement by and between
                  Vaxcel, Inc. and Paul J. Wilson
   *10.8       -- Facilities Use Agreement dated October 16, 1996 by and between Vaxcel, Inc. and
                  Proceutics, Inc.
   *10.9       -- Feasibility Evaluation/Development Option Agreement dated August 4, 1995 by and between Vaxcel, Inc. and Connaught Laboratories, Inc.
   *10.10      -- Lease Agreement dated November 23, 1993 by and between Vaxcel, Inc. and New
                  England Mutual Life Insurance Company
   *10.11      -- First Amendment to Lease Agreement dated January 23, 1996 by and between Vaxcel,
                  Inc. and Regency Holdings, Inc.
   *10.12      -- Second Amendment to Lease Agreement dated October 15, 1996 by and between Vaxcel,
                  Inc. and Regency Holdings, Inc.
   *10.13      -- License Agreement (OPTIVAX(R) Copolymer Adjuvant) dated April 9, 1996 by and between Vaxcel, Inc. and Corixa Corporation

EXHIBIT NO.                                          DESCRIPTION
-----------       ---------------------------------------------------------------------------------
   *10.14      -- Option Agreement dated October 15, 1995 by and between Vaxcel, Inc. and Medeva
                  Europe Limited
   *10.15      -- Services and Facilities Use Agreement dated October 10, 1996 by and between
                  Vaxcel, Inc. and CytRx Corporation
   *10.16      -- Vaxcel, Inc. 1993 Stock Option Plan
   *13.1       -- Zynaxis' Annual Report to Shareholders for the year ended December 31, 1995
                  (Incorporated herein by reference to Zynaxis' Annual Report on Form 10-K/A-1 for the fiscal year ended December 31, 1995)
   *23.1       -- Consent of Ernst & Young LLP, independent auditors for Vaxcel, Inc.
   *23.2       -- Consent of Arther Andersen LLP, independent public accountants for Zynaxis, Inc.
   *23.3       -- Consent of Alston & Bird (included in Exhibit 5.1 and 8.1)
   *24.1       -- Power of Attorney (contained on the signature page hereof)
   *27.1       -- Financial Data Schedule
   *99.1       -- Form of Proxy of Zynaxis, Inc.


---------------


* Previously filed.


ITEM 22.  UNDERTAKINGS.

     A. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     C.(1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     D. The undersigned Registrant hereby undertakes to respond to requests for information that are incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     E. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia on this the 13th day of February, 1997.


                                          VAXCEL, INC.
                                           (Registrant)
                                          By:     /s/ PAUL J. WILSON III
                                            ------------------------------------
                                                     PAUL J. WILSON III
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                         OFFICER


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



               SIGNATURES                              CAPACITY                      DATE
----------------------------------------    ------------------------------    -------------------

            JACK J. LUCHESE*                Chairman of the Board,              February 13, 1997
----------------------------------------      Director
            JACK J. LUCHESE

         /s/ PAUL J. WILSON III             Director, President and Chief       February 13, 1997
----------------------------------------      Executive Officer
           PAUL J. WILSON III                 (Principal Executive
                                              Officer)

            JACK L. BOWMAN*                 Director                            February 13, 1997
----------------------------------------
             JACK L. BOWMAN

       RAYMOND C. CARNAHAN, JR.*            Director                            February 13, 1997
----------------------------------------
        RAYMOND C. CARNAHAN, JR.

        HERBERT H. MCDADE, JR.*             Director                            February 13, 1997
----------------------------------------
         HERBERT H. MCDADE, JR.

           MARK W. REYNOLDS*                Chief Financial Officer             February 13, 1997
----------------------------------------      (Principal Financial and
            MARK W. REYNOLDS                  Principal Accounting
                                              Officer)

      *By: /s/ PAUL J. WILSON III
----------------------------------------
           PAUL J. WILSON III
          AS ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


                                                                                        SEQUENTIALLY
EXHIBIT                                                                                   NUMBERED
NUMBER                                     DESCRIPTION                                      PAGE
------       ------------------------------------------------------------------------   ------------
 *3.1     -- Certificate of Incorporation of Vaxcel, Inc. ...........................

 *3.2     -- Bylaws of Vaxcel, Inc. .................................................
 *5.1     -- Form of opinion of Alston & Bird as to the legality of the shares of the
             Securities being issued.................................................
 *8.1     -- Form of opinion of Alston & Bird regarding certain tax matters..........
*10.1     -- Agreement of Sublease dated January 18, 1996 by and between Vaxcel, Inc.
             and SeaLite Sciences, Inc. .............................................
*10.2     -- Amendment to Sublease dated October 15, 1996 by and between Vaxcel, Inc.
             and SeaLite Sciences, Inc. .............................................
*10.3     -- Amended and Restated License Agreement (OPTIVAX(R)) dated October 10,
             1996 by and between Vaxcel, Inc. and CytRx Corporation..................
 10.4     -- Amended and Restated Supply Agreement dated October 10, 1996 by and between Vaxcel, Inc. and CytRx Corporation..............................
*10.5     -- Employment Agreement dated August 16, 1993 by and between Vaxcel, Inc.
             and Paul J. Wilson......................................................
*10.6     -- Amendment No. 1 to Employment Agreement dated March 6, 1994 by and between Vaxcel, Inc. and Paul J. Wilson.................................
*10.7     -- Form of amendment No. 1 to Non-Qualified Stock Option Agreement 1997 by
             and between Vaxcel, Inc. and Paul J. Wilson.............................
*10.8     -- Facilities Use Agreement dated October 16, 1996 by and between Vaxcel,
             Inc. and Proceutics, Inc. ..............................................
*10.9     -- Feasibility Evaluation/Development Option Agreement dated August 4, 1995 by and between Vaxcel, Inc. and Connaught Laboratories, Inc. ...........
*10.10    -- Lease Agreement dated November 23, 1993 by and between Vaxcel, Inc. and
             New England Mutual Life Insurance Company...............................
*10.11    -- First Amendment to Lease Agreement dated January 23, 1996 by and between
             Vaxcel, Inc. and Regency Holdings, Inc. ................................
*10.12    -- Second Amendment to Lease Agreement dated October 15, 1996 by and between Vaxcel, Inc. and Regency Holdings, Inc. ........................
*10.13    -- License Agreement (OPTIVAX(R) Copolymer Adjuvant) dated April 9, 1996 by and between Vaxcel, Inc. and Corixa Corporation.........................
*10.14    -- Option Agreement dated October 15, 1995 by and between Vaxcel, Inc. and
             Medeva Europe Limited...................................................
*10.15    -- Services and Facilities Use Agreement dated October 10, 1996 by and between Vaxcel, Inc. and CytRx Corporation..............................
*10.16    -- Vaxcel, Inc. 1993 Stock Option Plan.....................................
*23.1     -- Consent of Ernst & Young, LLP independent auditors of Vaxcel, Inc. .....
*23.2     -- Consent of Arthur Andersen, independent public accountants for Zynaxis,
             Inc. ...................................................................
*23.3     -- Consent of Alston & Bird, counsel to Vaxcel, Inc. (included in Exhibit
             5.1 and 8.1)............................................................
*27.1     -- Financial Data Schedule.................................................
*99.1     -- Form of Proxy of Zynaxis, Inc. .........................................


---------------

* Previously filed.